IQST - IQSTEL and CYCU - CYCURION Strengthen Strategic Alliance by Retaining the Full $1,000,000 Worth of Cross-Holdings and Each Company Announces the One-Time Pro-Rata Distribution of approximately $500,000 of Their Own Shares to Their Own Shareholders

Both Companies Signal Long-Term Commitment, Joint Development Plans, and a “Sibling Companies” Vision for the Future

Miami, FL – November 25, 2025 – IQSTEL Inc. (NASDAQ: IQST) (“IQSTEL”) and Cycurion Inc. (NASDAQ: CYCU) (“Cycurion”) refer to the joint press release dated September 3, 2025, in which each company announced plans to distribute $500,000 worth of the other company’s shares to its respective shareholders. To further solidify the strategic alliance between the two companies, IQSTEL and Cycurion today announce an updated approach: Each company will instead distribute $500,000 worth of its own shares as a one-time, pro-rata dividend to its shareholders, while preserving the full $1,000,000 in cross-ownership shares.

Following a coordinated review, IQSTEL and Cycurion agreed that issuing dividends in their own shares—rather than redistributing cross-held shares—provides a more streamlined, efficient, and value-enhancing structure for shareholders. The original cross-shareholding swap is expected to proceed next year once the shares meet seasoning requirements.

A Clear Signal of Long-Term Investment and Joint Growth

By keeping the full cross-holding positions intact, IQSTEL and Cycurion reinforce to the market that their relationship is not transactional, but rather a long-term investment commitment, reflecting a shared strategy, joint product development roadmap, and tightly aligned corporate vision.

Both companies described the decision as a strong symbol of their status as “sibling companies,” working collaboratively to expand their technological footprint in artificial intelligence, cybersecurity, telecom, and high-tech enterprise services.

Maintaining Cross-Holdings Strengthens Market Confidence

IQSTEL CEO Leandro Iglesias commented:

“By retaining the full $1,000,000 in shares of each other, IQSTEL and Cycurion demonstrate a deeper level of trust and alignment. This is a long-term partnership. We are building high-tech products together, entering new markets together, and showing shareholders that we are mutually invested in each other’s future.”

Cycurion CEO Kevin Kelly added:

“Keeping the cross-holdings untouched sends the right message: our companies are growing side by side. The dividend distribution using each company’s own shares eliminates unnecessary regulatory filings, streamlines the process for shareholders, and preserves the strength of our strategic alliance.”

A Foundation for Joint Developments Ahead

IQSTEL and Cycurion are currently co-developing advanced cybersecurity technologies, AI-based threat intelligence applications, and identity-driven security solutions aimed at telecom operators, financial institutions, and enterprise clients across more than 20 countries and 17 time zones.

The companies expect to deliver additional partnership updates in Q1 and Q2 2026 as new joint products enter the market.

About Cycurion Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

For more information, please visit: www.cycurion.com

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, and Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Powered Telecom Platforms, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

For more information, please visit: www.IQSTEL.com.

Official Investors Landing Page: www.landingpage.iqstel.com

Forward-Looking Statements

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s and IQSTEL’s business. Many factors could cause Cycurion’s and IQSTEL’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release.

Forward-looking statements include, but are not limited to, statements that express each company’s intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to each company or its respective management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about each company’s business based partly on assumptions made by management. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: each company’s ability to successfully market its products and services; Each company’s continued ability to pay operating costs and ability to meet demand for its products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; each company’s ability to successfully develop new products and services; each company’s ability to complete complementary acquisitions and dispositions that benefit each company; each company’s success establishing and maintaining collaborative, strategic alliance agreements with its industry partners, including the equity exchange and the contemplated alliance between each company; each company’s ability to comply with applicable regulations; each company’s ability to secure capital when needed; and the other risks and uncertainties described in each company’s prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL and Cycurion undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

IQSTEL Investor Relations:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com

Cycurion Investor Relations:

(888) 341-6680

investors@cycurion.com

Cycurion Media Relations:

(888) 341-6680

media@cycurion.com